UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2006

LIPID SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-497	43-0433090
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

7068 Koll Center Parkway, Suite 401, Pleasanton, California		94566
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (925) 249-4000

(Former name or former address, if changed since last report.)  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 3.02 below.

Item 2.02 Results of Operations and Financial Condition.

On August 9, 2006, Lipid Sciences, Inc. issued a press release entitled “Lipid Sciences, Inc. Reports Financial Results for the Second Quarter 2006.”  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02, including 99.1 exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  In addition, the information in this Item 2.02 shall not be incorporated by reference into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporating language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 3.02. Unregistered Sales of Equity Securities.

On August 8, 2006, Lipid Sciences, Inc. (the “Company”) entered into agreements with certain institutional and accredited investors, including several directors of the Company (the “Investors”) for a private placement of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and certain warrants to purchase Common Stock.  The Company received approximately $6.3 million in gross proceeds at closing, with the potential to raise approximately $2.3 million in additional gross proceeds upon the exercise of warrants.

In connection with the private placement, the Company entered into (i) a Securities Purchase Agreement (the “Purchase Agreement”) with the Investors pursuant to which the Company issued and sold to the Investors 4,993,781 shares of Common Stock at a purchase price of $1.26 per share, and warrants to purchase up to 1,498,127 shares of Common Stock (subject to adjustment as provided therein), and (ii) a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company, among other things, is obligated to file with the United States Securities and Exchange Commission a registration statement (the “Registration Statement”) registering the resale of the shares of Common Stock issued to the Investors under the Purchase Agreement and upon exercise of the warrants issued pursuant to the Purchase Agreement (the “Registration Statement”).

The warrants issued by the Company to the Investors (1) are exercisable for a period of five years commencing on February 9, 2007 and expiring on February 9, 2012, (2) entitle the holder to purchase a number of shares of Common Stock equal to the product of (i) the number of shares being purchased by the Investor pursuant to the Purchase Agreement and (ii) 0.30, and (3) have an exercise price equal to $1.51 per share (subject to adjustment), representing 120% of $1.26, the average of the volume weighted closing prices of the Company’s Common Stock for the ten consecutive trading days immediately preceding the closing, subject to adjustment provided therein.

The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder, as a transaction not involving a public offering, and in reliance on similar exemptions under applicable state laws.

Item 7.01. Regulation FD Disclosure.

On August 8, 2006, the Company issued a press release announcing that it had raised approximately $6.3 million in the private placement of shares of its common stock and warrants to the Investors.  A copy of the press release containing such announcement is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1	Form of Warrant issued by Lipid Sciences, Inc. to the Investors.

Exhibit 4.2	Registration Rights Agreement, dated as of August 8, 2006, by and among Lipid Sciences, Inc. and the Investors.

Exhibit 10.1	Securities Purchase Agreement, dated as of August 8, 2006, by and among Lipid Sciences, Inc. and the Investors.

Exhibit 10.2	Representation Letter dated as of August 7, 2006.

Exhibit 99.1	Press release entitled “Lipid Sciences, Inc. Reports Financial Results for the Second Quarter 2006,” dated August 9, 2006.

Exhibit 99.2	Press release entitled “Lipid Sciences, Inc. Raises $6.3 Million in Private Placement,” dated August 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.

Date: August 10, 2006	By:	/s/ Sandra Gardiner
Sandra Gardiner
Chief Financial Officer

EXHIBIT INDEX

Exhibit 4.1	Form of Warrant issued by Lipid Sciences, Inc. to the Investors.

Exhibit 4.2	Registration Rights Agreement, dated as of August 8, 2006, by and among Lipid Sciences, Inc. and the Investors.

Exhibit 10.1	Securities Purchase Agreement, dated as of August 8, 2006, by and among Lipid Sciences, Inc. and the Investors.

Exhibit 10.2	Representation Letter dated as of August 7, 2006.

Exhibit 99.1	Press release entitled “Lipid Sciences, Inc. Reports Financial Results for the Second Quarter 2006,” dated August 9, 2006.

Exhibit 99.2	Press release entitled “Lipid Sciences, Inc. Raises $6.3 Million in Private Placement,” dated August 8, 2006.